Exhibit 32.2

Certification Pursuant to
18U.s.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-KSB (the “Report”) of Supcor, Inc., now known as Shinceo, Inc., (the “Company”) for the year ended December 31, 2004, the undersigned, Wen Lin, the Secretary, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  July 21, 2005

                                                                                    /s/ Wen Lin_____________
                                                                                    Wen Lin